Exhibit (C)(2) Preliminary Draft – Subject to Change Project Lift Preliminary Valuation Considerations September 5, 2024

Preliminary Draft – Subject to Change Executive Summary Informed by market knowledge and diligence of Elevate’s business over a ~30 day period, Lift management has developed their own view on Elevate’s management forecast (the “Lift Forecast”), which they believe to be an achievable business plan ▪ This Lift Forecast includes: – Growth prospects globally have been aligned to GDP-level growth Forecast – Gross margin held relatively flat beyond 2024E Development – Stock-based compensation (“SBC”), historically an EBITDA adjustment as a non-cash expense, is treated as an operational expense for valuation purposes (i.e., EBITDA Burdened by SBC is the primary valuation metric for the materials presented) – Lift has identified $3 million of annual public company savings and an additional annual $2 million of synergies that are considered incremental to the Status Quo forecast Elevate likely to view Lift’s offer in relation to the current market price and the average historical trading price over a period of time ▪ The implied premia relative to 30-day and 60-day VWAP for the initially contemplated range is in-line with historical precedent M&A premia for U.S. public transactions with values between $200-$500M (~40-50% over the last 5-10 years) Illustrative Offer Price Range vs. Historical U.S. M&A Premia (Transaction Values $200M to $500M) Elevate Offer Price Historical U.S. M&A Premia Potential $5.50 $5.75 $6.00 $6.25 $6.50 Key Metric L10Y L5Y Offer Price Premium / (Discount) to 09/03/24: Current Price ($3.82) 44% 51% 57% 64% 70% Unaffected 41% 48% 30-Day VWAP ($4.07) 35% 41% 47% 53% 60% 30-Day VWAP 42% 49% 60-Day VWAP ($4.32) 27% 33% 39% 45% 51% 60-Day VWAP 42% 47% Both intrinsic and extrinsic methodologies were considered in the valuation of Elevate’s business, starting with the Status Quo, then adding public company cost savings, and finally adding the preliminary synergies ▪ Valuation is based solely on the Lift Forecast and focused primarily on the DCF analysis. Public trading comparable companies and precedent transaction multiples valuation methodologies were also reviewed as relevant data points Valuation ▪ The Lift Forecast represents the Status Quo without consideration of public company cost savings or preliminary synergies Summary – Annual public company cost savings of $3 million, identified by Lift’s management, in light of associated public company costs expected to be eliminated following a transaction, are then considered – As a final consideration an incremental $2 million of preliminary synergies identified by Lift management is included in the analysis – Non-controlling interest (“NCI”) is valued on a market basis at an illustrative 6.5x 2025E Rental EBITDA per the Lift Forecast Source: FactSet as of 9/03/24 2

Preliminary Draft – Subject to Change

Elevate Current Public Valuation

($ in millions)

PUBLIC MARKET OVERVIEW

Share Price as of 09/03/24	**$3.82**
% of 52-Wk High	*42.4%*
Diluted Shares Outstanding[1]	20.671
Equity Value	**$79**
Plus: Debt	89
Less: Cash	(5)
Plus: Non-Controlling Interest	10
Enterprise Value	**$174**

		Research Estimate		Lift Forecast	
Valuation	**LTM**	**2024E**	**2025E**	**2024E**	**2025E**
EV / EBITDA	5.3x	5.5x	5.8x	5.6x	5.2x
EV / EBITDA Less SBC	6.2x	6.0x	6.4x	5.9x	5.5x
Leverage (LTM 6/30/24)					
Total Leverage	2.7x				
Net Leverage	2.6x				

			Research Estimate		Lift Forecast	
	2022A	**2023A**	**2024E**	**2025E**	**2024E**	**2025E**
Revenue	**$279**	**$291**	**$295**	**$300**	**$297**	**$317**
% Growth	*19.9%*	*4.3%*	*1.2%*	*1.8%*	*1.8%*	*7.0%*
EBITDA[2]	**$23**	**$30**	**$31**	**$30**	**$31**	**$33**
% Margin	*8.1%*	*10.3%*	*10.6%*	*9.9%*	*10.5%*	*10.5%*
EBITDA Less SBC[2]	**$20**	**$28**	**$29**	**$27**	**$29**	**$32**
% Margin	*7.3%*	*9.5%*	*9.9%*	*9.1%*	*9.9%*	*9.9%*

LTM PRICE PERFORMANCE



120%
90%
60%
30%
--
(30%)
Earnings Q3 '23 Beat 1-Day: 8.7%
Earnings Q4 '23 Beat 1-Day: (1.9%)
Earnings Q1 '24 Beat 1-Day: 30.4%
Amends & Extends Credit Agreement 1-Day: (5.1%)
Earnings Q2 '24 Miss 1-Day: (6.9%)
RUT(3) +11.9%
Mfg.(4) +5.6%
Rental(5) +1.0%
Elevate (17.1%)
Sep-23
Dec-23
Mar-24
Jun-24
Sep-24

Source: Company Filings, Northland Equity Research Report (08/09/24), Lift Forecast, FactSet as of 09/03/24

Notes: Elevate reports on a 12/31 fiscal year end; excludes $11.5M of diligence-adjusted debt-like items. (1) FDSO consists of fully diluted shares outstanding based on 20.397M common shares, 0.273M RSUs and zero net options (0.213M gross options with weighted average exercise prices ranging between $5.18 and $11.08); (2) Historical EBITDA represents publicly reported Adj. EBITDA (adjusted for non-recurring items), burdened by SBC as applicable; (3) RUT denotes Russel 2000 Index; (4) *Manufacturing Peers* – Konecranes, Terex, Cargotec, Alamo Group, Hyster-Yale, Tadano, Palfinger, Astec, Miller, Manitowoc; (5) *Rental Peers* – United Rentals, Ashtead Group, Herc Holdings, and Custom Trucks One Source

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Preliminary Draft – Subject to Change Elevate Historical Financials and Forecast Comparison ($ in millions) REVENUE (4%) (19%) 4% 2% 6% 1% 7% 12% 2% 6% 11% 5% 8% 6% 4% 7% 5% 24% 20% 6% $442 $414 $383 $370 $355 $354 $347 $338 $337 $317 $319 $309 $300 $297 $295 $291 $279 $232 $233 $187 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E GROSS PROFIT 20% 20% 20% 19% 21% 23% 24% 22% 23% 26% 22% 23% 26% 22% 23% 26% 22% 23% 27% 22% $118 $109 $99 $89 $85 $82 $78 $78 $74 $73 $73 $69 $70 $66 $66 $62 $53 $47 $46 $38 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E (1) EBITDA (BURDENED BY SBC) 8% 6% 6% 7% 10% 10% 11% 10% 10% 14% 9% 10% 14% 9% 11% 14% 9% 11% 15% 10% $65 $59 $53 $47 $40 $38 $35 $35 $34 $32 $32 $29 $29 $30 $28 $27 $20 $18 $14 $11 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E 2028E Lift Forecast Elevate Forecast Research Estimates % Growth / Margin Source: Northland Equity Research Report (08/09/24), Lift Forecast, Elevate Management Forecast (“Elevate Forecast”) Note: All financial figures shown on a consolidated basis. (1) Historical EBITDA represents publicly reported Adj. EBITDA (adjusted for non-recurring items), burdened by SBC 4

Preliminary Draft – Subject to Change Peer Benchmarking Analysis Elevate Manufacturing Peers Rental Peers 11.6% Average: 7.7% Average: 3.5% 10.4% 10.2% 8.6% 8.6% 7.1% 7.0% 6.7% 6.7% ’24E-’26E 5.3% 4.8% 4.2% 5.1% Revenue 3.0% 3.0% 2.7% 2.8% 2.3% CAGR 1.4% (%) (0.4%) (1) WholeCo Manufacturing Rental Average: 23.2% Average: 46.5% 80.8% ’24E 41.2% 41.2% 40.6% 38.1% 31.6% 26.2% 26.0% 25.6% 24.6% Gross 23.4% 23.5% 23.3% 21.2% 21.4% 20.7% 17.5% 26.6% 13.4% Margin NA (%) WholeCo Manufacturing Rental Average: 10.2% Average: 38.5% 47.2% 44.6% 43.0% 37.3% 37.4% ’24E EBITDA 19.4% 14.2% 14.1% 14.0% 11.2% 11.5% 9.9% 10.4% 9.0% 8.1% 8.0% 7.6% 6.6% 7.3% 6.1% Margin (2) (%) WholeCo Manufacturing Rental Average: 7.9% Average: 15.3% 23.4% 18.6% 17.9% ’24E 12.8% 11.4% 12.8% EBITDA – 9.9% 7.9% 8.1% 7.4% 7.1% 6.9% 6.2% 6.8% 4.8% CapEx 5.5% 5.3% 4.4% 3.4% 1.2% Margin (2) (%) WholeCo Manufacturing Rental Lift Forecast Elevate Forecast Source: Company Filings, Lift Forecast, Elevate Forecast, FactSet as of 09/03/24 Note: All figures are on a calendar year basis and pre-IFRS-16 as applicable. (1) Adjusted for Cargotec’s divestiture of its Kalmar division; (2) All EBITDA shown is burdened by SBC 5

Preliminary Draft – Subject to Change

Summary Preliminary Valuation Analysis

($ in millions, except per share data)

Current $3.82

Letter to Elevate (07/24/24): $6.25 – $6.50

		Metric	Multiple	Implied Elevate Value per Share	Implied EV / '24E EBITDA[2] ($29M)	Implied EV / '25E EBITDA[2] ($32M)
	52-Week Trading Range *(For Reference)*			$3.07 – $9.16	5.9x – 10.2x	5.5x – 9.5x
Public Trading Comparables[1]	2025E EBITDA *(Burdened by SBC)*	$32	6.0x – 7.0x	$3.82 – $5.35	6.4x – 7.5x	6.0x – 7.0x
Public Trading Comparables[1]	*+ $3M Run-Rate Public Company Savings*	35	6.0x – 7.0x	$4.55 – $6.22	7.0x – 8.2x	6.6x – 7.1x
Public Trading Comparables[1]	*+ $2M Incremental Run-Rate Cost Synergies*	37	6.0x – 7.0x	$5.03 – $6.79	7.5x – 8.7x	7.0x – 8.1x
Precedent Transactions	2024E EBITDA *(Burdened by SBC)*	$29	7.5x – 8.5x	$5.34 – $6.76	7.5x – 8.5x	7.0x – 7.9x
Precedent Transactions	*+ $3M Run-Rate Public Company Savings*	32	7.5x – 8.5x	$6.28 – $7.84	8.3x – 9.4x	7.7x – 8.7x
Precedent Transactions	*+ $2M Incremental Run-Rate Cost Synergies*	34	7.5x – 8.5x	$6.91 – $8.56	8.8x – 9.9x	8.2x – 9.3x
Discounted Cash Flow	Lift Forecast			$4.95 – $6.49	7.2x – 8.3x	6.7x – 7.8x
Discounted Cash Flow	*+ $3M Public Company Savings*			$5.87 – $7.53	7.9x – 9.0x	7.3x – 8.4x
Discounted Cash Flow	*+ $2M Incremental Cost Synergies*			$6.48 – $8.23	8.3x – 9.5x	7.7x – 8.9x

Discount Rate: 11.75% – 12.50%

Terminal Multiple: 6.5x – 7.5x

4 Year DCF assumes valuation date of 12/31/24 EBITDA burdened by SBC

Sources: FactSet as of 09/03/24, Company Filings, Lift Forecast

Notes: Enterprise Value to Equity value bridge includes estimated 12/31/24E Net Debt of $77M (6/30/24A Net Debt of $84M less $7M H2'24E FCF per Lift Forecast), diligence-adjusted $11.5M of debt-like items, and estimated market value of NCI of $22M. Market Value of NCI based on 30% non-controlling interest and 6.5x on 2025E Rental EBITDA of $11.2M per the Lift Forecast. Fully diluted shares outstanding based on 20.397M common shares, 0.273M RSUs and various net options (based on the treasury stock method at the implied value per share and 0.213M gross options with weighted average exercise prices ranging between $5.18 and $11.08); (1) Trading comparable peers include: *Manufacturing Peers* – Konecranes, Terex, Cargotec, Alamo Group, Hyster-Yale, Tadano, Palfinger, Astec, Miller, Manitowoc; and *Rental Peers* – United Rentals, Ashtead Group, Herc Holdings, and Custom Truck One Source; (2) EBITDA burdened by SBC

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Preliminary Draft – Subject to Change Comparable Companies Analysis – EV / EBITDA Multiples Elevate Manufacturing Peers Rental Peers Year CY'24E CY'25E CY'24E CY'25E Mean 7.2x 6.8x 7.4x 6.9x 10.7x 10.6x 10.2x Median 6.3x 6.0x 7.6x 7.1x 9.9x 9.5x 9.3x 9.1x 8.5x 8.1x 8.2x 7.9x 7.0x 7.0x 6.7x 6.4x 6.4x 6.3x 6.0x 5.9x 5.7x 5.7x 5.7x Forward 5.4x 5.1x 5.0x 4.9x 4.8x 4.5x 4.4x EV / 4.0x EBITDA Multiples (1) CY’24E CY’24E CY’24E CY’25E CY’25E CY’25E Year L10Y L5Y L3Y L10Y L5Y L3Y Mean 8.5x 8.4x 7.6x 6.8x 7.2x 7.3x Median 8.3x 7.6x 6.7x 6.8x 7.4x 7.5x 10.6x 11.2x 11.1x 10.3x 10.5x 10.3x 10.2x 10.1x 9.8x 9.7x 9.5x 9.3x 8.9x 8.7x 8.6x 8.1x 8.6x 8.1x 8.0x 8.3x 8.5x 8.0x 8.1x 8.1x 7.3x 7.3x 6.9x 7.4x 6.6x 6.8x 6.9x 6.9x 6.7x 6.5x 6.5x 6.8x 6.7x 6.6x 6.5x 6.3x Historical 5.9x 6.2x 5.5x 5.4x 5.4x Long- Term EV / NTM EBITDA Multiples L10Y L10Y L10Y L5Y L5Y L5Y L3Y L3Y L3Y Source: Company Filings and FactSet as of 9/03/2024 Note: All figures are on a calendar year basis and pre-IFRS-16. Historical EBITDAs are adjusted for non-recurring items and burdened by SBC (1) Pro forma adjusted for Cargotec’s divestiture of their Kalmar division 7

Preliminary Draft – Subject to Change Precedent Transactions Analysis EV / EBITDA Manufacturing Rental Mean: 9.6x Mean: 6.0x 11.3x Median: 9.3x Median: 5.7x 10.7x 9.6x 8.9x 8.9x 9.1x 9.5x 9.0x 7.6x 6.2x 5.5x 5.7x 5.1x 1 2 3 4 5 6 7 8 9 10 11 12 13 Acq. Target Ann. Date Jul-24 May-23 Apr-21 Dec-20 Dec-19 Feb-19 Jun-17 May-16 Mar-24 Nov-22 Nov-19 Jun-19 Sep-18 $1.7 $0.7 $1.5 $1.2 $0.2 $0.2 $5.3 $1.3 $0.9 $1.6 $1.0 $1.5 $1.9 EV ($B) Source: Company filings, press releases, FactSet as of 9/03/24, Wall Street Research Note: Transaction values exclude NPV of tax benefits 8

Preliminary Draft – Subject to Change Discounted Cash Flow Analysis – Status Quo ($ in millions, except per share data) Excludes Public Company Savings and Excludes Preliminary Synergies Fiscal Year-End 12/31 Year 0 Year 1 Year 2 Year 3 Year 4 Terminal 2024E 2025E 2026E 2027E 2028E Year Revenue $297 $317 $338 $355 $370 $384 % Growth 1.8% 7.0% 6.4% 5.0% 4.2% 4.0% EBITDA $31 $33 $37 $40 $42 $43 % Margin 10.5% 10.5% 10.9% 11.1% 11.3% 11.3% Less: SBC Expense (2) (2) (2) (2) (2) (2) % of Revenue 0.6% 0.6% 0.5% 0.5% 0.4% 0.4% EBITDA (Burdened by SBC) $29 $32 $35 $38 $40 $42 % Margin 9.9% 9.9% 10.4% 10.7% 10.9% 10.9% Less: Depreciation & Amortization (11) (11) (12) (13) % of Revenue 3.4% 3.4% 3.4% 3.5% EBIT $21 $24 $26 $27 Less: Taxes (6) (6) (7) (7) Tax Rate 27.0% 27.0% 27.0% 27.0% Tax-Effected EBIT $15 $17 $19 $20 Plus: Depreciation & Amortization 11 11 12 13 Less: Change in NWC (5) (5) (4) (4) Less: Capex (10) (11) (12) (13) % of Revenue 3.2% 3.3% 3.3% 3.5% Unlevered FCF $11 $13 $15 $16 Implied Value per Share Using Terminal Multiple Method PV of Terminal Value Implied Enterprise Value Implied Equity Value Implied Value Per Share Debt-Like PV of WACC FCFs 6.5x 7.0x 7.5x 6.5x 7.0x 7.5x Net Debt Items NCI 6.5x 7.0x 7.5x 6.5x 7.0x 7.5x 11.75% $43 $174 $187 $201 $217 $231 $244 $77 $11 $22 $107 $121 $134 $5.20 $5.84 $6.49 12.00% $43 172 186 199 216 229 242 77 11 22 106 119 132 5.11 5.75 6.39 12.25% 43 171 184 197 214 227 240 77 11 22 104 117 130 5.03 5.66 6.30 12.50% 43 169 182 195 212 225 238 77 11 22 102 115 128 $4.95 5.58 6.20 Sources: FactSet as of 09/03/24, Company Filings, Lift Forecast Notes: Discounted to 12/31/24 utilizing mid-year convention for projection period cash flows. Enterprise Value to Equity value bridge includes estimated 12/31/24E Net Debt of $77M (6/30/24A Net Debt of $84M less $7M H2’24E FCF per Lift Forecast), diligence-adjusted $11.5M of debt-like items, and estimated market value of NCI of $22M. Market Value of NCI based on 30% non-controlling interest and 6.5x on 2025E Rental EBITDA of $11.2M per the Lift Forecast. Fully diluted shares outstanding based on 20.397M common shares, 0.273M RSUs and various net options (based on the treasury stock method at the implied value per share and 0.213M gross options with weighted average exercise prices ranging between $5.18 and $11.08). 9

Preliminary Draft – Subject to Change DCF Value of Public Company Cost Savings and Preliminary Synergies ($ in millions, except per share data) (1) (2) Public Company Cost Savings Synergies Fiscal Year-End 12/31 Terminal Fiscal Year-End 12/31 Terminal 2025E 2026E 2027E 2028E Year 2025E 2026E 2027E 2028E Year Synergies $2.0 $2.1 $2.1 $2.2 $2.3 Cost Savings $3.0 $3.1 $3.2 $3.3 $3.4 % Growth 3.0% 3.0% 3.0% -- % Growth 3.0% 3.0% 3.0% -- Less: Cost to Achieve Synergies (2.0) -- -- -- -- Less: Cost to Achieve Cost Savings (3.0) -- -- -- -- % of Run-Rate 100.0% -- -- -- -- % of Run-Rate 100.0% -- -- -- -- Net Synergies -- $2.1 $2.1 $2.2 $2.3 Net Cost Savings -- $3.1 $3.2 $3.3 $3.4 Less: Taxes -- (0.6) (0.6) (0.6) Less: Taxes -- (0.8) (0.9) (0.9) Tax Rate 27.0% 27.0% 27.0% 27.0% Tax Rate 27.0% 27.0% 27.0% 27.0% Tax-Effected Synergies -- $1.5 $1.5 $1.6 Tax-Effected Net Cost Savings -- $2.3 $2.3 $2.4 Implied Value Using Terminal Multiple Method Implied Value Using Terminal Multiple Method PV of Terminal Value Implied Synergy Value Implied P V V of alue P Termin er Sal har Ve alue Implied Synergy Value PV of PV of WACC FCFs 6.5x 7.0x 7.5x 6.5x 7.0x 7.5x WACC FCFs 6.5x 7.0x 7.5x 6.5x 7.0x 7.5x 11.75% $5 $14 $15 $16 $20 $21 $22 11.75% $4 $9 $10 $11 $13 $14 $14 12.00% 5 14 15 16 19 20 22 12.00% 4 9 10 11 13 14 14 12.25% 5 14 15 16 19 20 21 12.25% 3 9 10 11 13 14 14 12.50% 5 14 15 16 19 20 21 12.50% 3 9 10 11 13 13 14 Implied Incremental Value Per Share Implied Incremental Value Per Share WACC 6.5x 7.0x 7.5x WACC 6.5x 7.0x 7.5x 11.75% $0.94 $1.00 $1.05 11.75% $0.63 $0.66 $0.70 12.00% 0.94 0.99 1.04 12.00% 0.62 0.66 0.69 12.25% 0.93 0.98 1.03 12.25% 0.62 0.65 0.69 12.50% $0.92 0.97 1.02 12.50% $0.61 0.65 0.68 Sources: FactSet as of 09/03/24, Company Filings, Lift Forecast Notes: Discounted to 12/31/24 utilizing mid-year convention for projection period cash flows. Fully diluted shares outstanding based on 20.397M common shares, 0.273M RSUs and various net options (based on the treasury stock method at the implied value per share and 0.213M gross options with weighted average exercise prices ranging between $5.18 and $11.08); (1) Analysis assumes $3M of public company savings phased in at 100% in Year 1 (2025E) and grown at 3% per annum starting in 2026, with cost to achieve savings estimated at 100% of assumed run-rate savings in Year 1; (2) Analysis assumes $2M of synergies phased in at 100% in Year 1 (2025E) and grown at 3% per 10 annum starting in 2026, with cost to achieve synergies estimated at 100% of assumed run-rate synergies in Year 1

Preliminary Draft – Subject to Change Analysis at Various Prices & Premia Comparison ($ in millions, except per share data) (1) Elevate Lift Lift Current Various Offer Prices per Elevate Share Current Current $3.82 $5.00 $5.25 $5.50 $5.75 $6.00 $6.25 $6.50 $6.75 $7.00 $6.73 ¥980.00 Premium / (Discount) to 09/03/24: Current Price ($3.82) -- 31% 37% 44% 51% 57% 64% 70% 77% 83% 30-Day VWAP ($4.07) (6%) 23% 29% 35% 41% 47% 53% 60% 66% 72% 60-Day VWAP ($4.32) (11%) 16% 22% 27% 33% 39% 45% 51% 56% 62% 90-Day VWAP ($5.25) (27%) (5%) (0%) 5% 9% 14% 19% 24% 28% 33% 52-Week High ($9.16) (58%) (45%) (43%) (40%) (37%) (34%) (32%) (29%) (26%) (24%) (2) 20.671 20.671 20.671 20.672 20.673 20.676 20.678 20.681 20.683 20.685 126.971 126.971 Diluted Share Count Equity Value $79 $103 $109 $114 $119 $124 $129 $134 $140 $145 $854 ¥124 (3) Plus: Debt 89 89 89 89 89 89 89 89 89 89 535 78 (3) 11 11 11 11 11 11 11 11 11 11 Plus: Debt-Like Items (3) Less: Cash (13) (13) (13) (13) (13) (13) (13) (13) (13) (13) (588) (86) (3) Plus: NCI 22 22 22 22 22 22 22 22 22 22 2 0 (3) $189 $213 $219 $224 $229 $234 $239 $244 $250 $255 $804 ¥117 Enterprise Value (4) EV / EBITDA: Metric CY 2024E $29 6.4x 7.3x 7.4x 7.6x 7.8x 8.0x 8.1x 8.3x 8.5x 8.7x 4.4x 4.4x CY 2025E 32 6.0x 6.8x 6.9x 7.1x 7.3x 7.4x 7.6x 7.8x 7.9x 8.1x 4.0x 4.0x (5) EV / EBITDA (Incl. Public Co. & Preliminary Synergies) : CY 2024E $34 5.5x 6.2x 6.4x 6.5x 6.7x 6.8x 7.0x 7.1x 7.3x 7.4x CY 2025E 37 5.2x 5.8x 6.0x 6.1x 6.3x 6.4x 6.6x 6.7x 6.8x 7.0x Historical U.S. M&A Premia – Transaction Values of $200M to $500M 49% 48% 47% 45% 42% 42% 41% 42% Unaffected Price ▪ Represents U.S. public M&A transactions in the last 10 years with 30-Day VWAP transaction values between $200M – $500M 60-Day VWAP ▪ Data excludes merger of equals and majority stake transactions 90-Day VWAP ▪ Contemplated offer range in-line with precedent premia data L5Y L10Y Source: Filings, Lift Forecast, FactSet as of 9/03/2024 Notes: (1) Lift current equity value to EV bridge shown in billions of Yen; Lift’s EV / EBITDA metrics based on $184M CY’24E EBITDA and $201M CY’25E EBITDA, equivalent to ¥26.8B and ¥29.3B, respectively, based on research consensus estimates; (2) Fully diluted shares outstanding based on 20.397M common shares, 0.273M RSUs and various net options (based on the treasury stock method at the implied value per share and 0.213M gross options with weighted average exercise prices ranging between $5.18 and $11.08); (3) Equity Value to Enterprise Value bridge includes estimated 12/31/24E Net Debt of $77M (6/30/24A Net Debt of $84M less $7M H2’24E FCF per Lift Forecast), diligence-adjusted $11.5M of debt-like items, and estimated market value of NCI of $22M based on 30% non-controlling interest and 6.5x on 2025E Rental 11 EBITDA of $11.2M per Lift Forecast; (4) Lift Forecast EBITDA burdened with SBC; (5) EBITDA Includes $3M of run-rate public company cost savings and $2M of run- rate incremental preliminary synergies

Preliminary Draft – Subject to Change Appendix

Preliminary Draft – Subject to Change Detailed Forecast Case Comparison ($ in millions) Historical Lift Forecast Elevate Forecast Variance (Lift vs Elevate) Research Estimates 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2024 2025 2026 2027 2028 2024 2025 2026 2027 2028 Sales $232 $187 $233 $279 $291 $297 $317 $338 $355 $370 $309 $347 $383 $414 $442 ($13) ($29) ($45) ($60) ($73) % Growth (19.4%) 24.3% 19.9% 4.3% 1.8% 7.0% 6.4% 5.0% 4.2% 6.1% 12.1% 10.5% 8.2% 6.7% (4.3%) (5.0%) (4.1%) (3.2%) (2.5%) Gross Profit $47 $38 $46 $53 $62 $69 $73 $78 $82 $85 $73 $89 $99 $109 $118 ($3) ($15) ($21) ($27) ($33) % Margin 20.2% 20.0% 19.9% 18.9% 21.3% 23.4% 23.0% 23.0% 23.1% 23.1% 23.5% 25.5% 25.8% 26.2% 26.7% (0.1%) (2.5%) (2.8%) (3.2%) (3.6%) Less: Operating Expenses (39) (34) (37) (40) (44) (49) (51) (52) (54) (57) (47) (52) (56) (61) (65) $2 ($1) ($4) ($6) ($8) % of Revenue 16.7% 18.0% 15.8% 14.2% 15.0% 16.5% 15.9% 15.5% 15.3% 15.3% 15.3% 14.9% 14.7% 14.7% 14.7% 1.3% 1.0% 0.8% 0.7% 0.6% Operating Income $8 $4 $10 $13 $19 $20 $22 $25 $27 $29 $25 $37 $43 $48 $53 ($5) ($14) ($17) ($20) ($24) % Margin 3.5% 2.0% 4.1% 4.7% 6.4% 6.8% 7.1% 7.5% 7.7% 7.8% 8.2% 10.6% 11.1% 11.6% 12.0% (1.4%) (3.6%) (3.6%) (3.8%) (4.2%) Plus: D&A 11 8 5 9 11 11 11 11 12 13 11 12 13 13 14 (0) (2) (1) (1) (1) % of Revenue 4.6% 4.4% 2.3% 3.4% 3.9% 3.7% 3.4% 3.4% 3.4% 3.5% 3.6% 3.6% 3.3% 3.3% 3.1% 0.1% (0.2%) 0.1% 0.1% 0.4% EBITDA $19 $12 $15 $23 $30 $31 $33 $37 $40 $42 $37 $49 $55 $61 $67 ($5) ($16) ($18) ($22) ($25) % Margin 8.1% 6.4% 6.6% 8.1% 10.3% 10.5% 10.5% 10.9% 11.1% 11.3% 11.8% 14.2% 14.4% 14.8% 15.1% (1.3%) (3.7%) (3.5%) (3.7%) (3.8%) Less: SBC (1) (1) (1) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2) 0 0 0 0 0 % of Revenue 0.3% 0.6% 0.5% 0.8% 0.8% 0.6% 0.6% 0.5% 0.5% 0.4% 0.6% 0.6% 0.5% 0.5% 0.4% -- -- -- -- -- (1) $18 $11 $14 $20 $28 $29 $32 $35 $38 $40 $35 $47 $53 $59 $65 ($5) ($16) ($18) ($22) ($25) EBITDA (Burdened by SBC) % Margin 7.8% 5.9% 6.1% 7.3% 9.5% 9.9% 9.9% 10.4% 10.7% 10.9% 11.2% 13.7% 13.9% 14.3% 14.7% (1.3%) (3.7%) (3.5%) (3.7%) (3.8%) Maintenance Capex $8.7 $8.6 $9.3 $10.1 $11.2 $8.8 $10.8 $12.1 $12.7 $14.0 ($0.1) ($2.2) ($2.8) ($2.6) ($2.7) % of Revenue 2.9% 2.7% 2.8% 2.9% 3.0% 2.9% 3.1% 3.2% 3.1% 3.2% 0.1% (0.4%) (0.4%) (0.2%) (0.1%) Growth Capex 4.2 1.6 1.6 1.7 1.7 4.3 5.3 5.7 11.4 4.3 (0.1) (3.7) (4.0) (9.8) (2.6) % of Revenue 1.4% 0.5% 0.5% 0.5% 0.5% 1.4% 1.5% 1.5% 2.8% 1.0% 0.0% (1.0%) (1.0%) (2.3%) (0.5%) Total Capex $2 $1 $1 $16 $7 $13 $10 $11 $12 $13 $13 $16 $18 $24 $18 ($0) ($6) ($7) ($12) ($5) % of Revenue 1% 0% 0% 6% 2% 4% 3% 3% 3% 4% 4% 5% 5% 6% 4% 0.1% (1.4%) (1.4%) (2.5%) (0.6%) NWC $58 $46 $38 $58 $72 $71 $76 $81 $85 $89 $72 $73 $77 $80 $84 ($1) $3 $4 $5 $5 % of Revenue 27% 28% 18% 21% 25% 24% 24% 24% 24% 24% 23% 21% 20% 19% 19% 1% 3% 4% 5% 5% Change in NWC $12 $8 ($20) ($14) $0 ($5) ($5) ($4) ($4) ($1) ($1) ($4) ($2) ($4) $1 ($4) ($0) ($2) $1 % of ΔRevenue 6% 3% (7%) (5%) 0% (2%) (1%) (1%) (1%) (0%) (0%) (1%) (1%) (1%) 0% (1%) (0%) (1%) (0%) Source: Elevate Forecast, Lift Forecast, FactSet as of 9/03/2024 Notes: All figures are shown on a consolidated basis (1) Historical EBITDA shown on adjusted basis for non-recurring items and pro forma to include historical contribution of the Rental business 13

Preliminary Draft – Subject to Change

Comparable Companies Analysis

($ in millions)

	Share Price as of 09/03/24		% 52-Wk	Market	Enterprise	EV / EBITDA		P / E		CY'24E EBITDA	Net Debt / LTM	Average EV / NTM EBITDA				
Company	USD	Local	High	Cap.	Value	CY'24E	CY'25E	CY'24E	CY'25E	Margin	EBITDA	L10Y	L5Y	L3Y	LTM	YTD
Manufacturing Peers																
Konecranes	$68.52	€62.05	95%	$5,547	$6,031	9.5x	9.1x	14.1x	13.5x	14.1%	0.5x	8.1x	7.3x	6.9x	7.1x	7.6x
Terex	53.11	$53.11	78%	3,639	4,043	5.4x	5.7x	7.3x	7.7x	14.2%	0.5x	8.9x	8.5x	6.5x	5.7x	5.9x
Cargotec	52.47	€47.52	57%	3,391	3,380	10.6x	10.2x	15.3x	14.6x	11.5%	(0.3x)	8.0x	7.3x	6.8x	7.8x	8.7x
Alamo Group	178.90	$178.90	77%	2,329	2,515	10.7x	9.9x	17.5x	14.9x	14.0%	0.7x	10.2x	10.6x	10.3x	9.8x	10.0x
Hyster-Yale	60.85	$60.85	72%	1,080	1,498	4.5x	5.7x	6.3x	8.8x	7.6%	1.1x	9.7x	11.2x	11.1x	5.7x	5.8x
Tadano	6.73	¥979.70	72%	854	872	4.4x	4.0x	12.8x	11.1x	9.0%	(0.3x)	6.6x	8.0x	6.5x	5.9x	5.7x
Palfinger	23.96	€21.70	85%	833	1,583	5.9x	5.0x	10.4x	7.3x	10.4%	2.0x	8.1x	6.9x	6.3x	5.8x	5.8x
Astec	31.84	$31.84	58%	734	801	8.1x	7.0x	15.6x	11.7x	7.3%	0.6x	8.6x	6.5x	5.9x	5.5x	5.5x
Miller Industries	58.33	$58.33	84%	681	727	6.7x	6.4x	9.9x	9.0x	8.0%	0.4x	9.8x	10.5x	9.3x	8.1x	8.1x
Manitowoc	9.76	$9.76	55%	365	811	5.7x	4.9x	15.3x	10.0x	6.1%	2.8x	6.7x	6.9x	6.7x	6.4x	6.1x
Mean			**73%**			**7.2x**	**6.8x**	**12.4x**	**10.9x**	**10.2%**	**0.8x**	**8.5x**	**8.4x**	**7.6x**	**6.8x**	**6.9x**
Median			**75%**			**6.3x**	**6.0x**	**13.5x**	**10.6x**	**9.7%**	**0.5x**	**8.3x**	**7.6x**	**6.7x**	**6.2x**	**6.0x**
Rental Peers																
United Rentals	$701.85	$701.85	89%	$46,541	$58,963	8.2x	7.9x	15.9x	14.8x	47.2%	1.8x	6.2x	6.6x	6.8x	7.6x	8.1x
Ashtead Group	70.84	£54.10	88%	31,173	44,991	9.3x	8.5x	18.3x	16.2x	43.0%	3.0x	7.4x	8.6x	8.7x	8.3x	8.6x
Herc Holdings	137.97	$137.97	81%	3,972	7,907	5.1x	4.8x	10.1x	9.3x	44.6%	2.6x	5.5x	5.4x	5.4x	5.3x	5.3x
Custom Truck One Source	3.88	$3.88	55%	943	2,467	7.0x	6.3x	*n.m.*	*n.m.*	19.4%	4.2x	8.1x	8.1x	8.3x	7.7x	7.6x
Mean			**78%**			**7.4x**	**6.9x**	**14.8x**	**13.5x**	**38.5%**	**2.9x**	**6.8x**	**7.2x**	**7.3x**	**7.2x**	**7.4x**
Median			**84%**			**7.6x**	**7.1x**	**15.9x**	**14.8x**	**43.8%**	**2.8x**	**6.8x**	**7.4x**	**7.5x**	**7.6x**	**7.9x**
Elevate	**$3.82**	**$3.82**	**42%**	**$79**	**$174**	**6.0x**	**6.4x**	**7.3x**	**7.5x**	**9.9%**	**2.6x**	**10.1x**	**10.3x**	**9.5x**	**7.5x**	**7.4x**

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company Filings, Equity Research, FactSet as of 9/03/2024
Note: For comparability, figures for non-U.S. filers are adjusted on a pre-IFRS 16 basis and EBITDA figures in EV / EBITDA multiples are burdened by SBC expense

14

Preliminary Draft – Subject to Change

Weighted Average Cost of Capital Analysis

WACC SENSITIVITY

	Low	High
Unlevered Beta	**0.75**	**0.95**
COST OF EQUITY		
Levered Beta	0.94	1.53
Market Risk Premium [2]	6.22%	6.22%
Equity Risk Premium	**5.83%**	**9.53%**
20-Year Treasury Yield [3]	4.24%	4.24%
Size Premium [4]	4.29%	4.70%
Cost of Equity	**14.36%**	**18.48%**
Equity / Capitalization	*75%*	*55%*
COST OF DEBT		
Cost of Debt [5]	5.50%	6.50%
Tax Rate	25.00%	25.00%
After-Tax Cost of Debt	**4.13%**	**4.88%**
Debt / Capitalization	*25%*	*45%*
WACC	**11.80%**	**12.36%**

PEER BETA SUMMARY

Company	Levered Beta [1]	Debt / Equity	Debt / Cap.	Marginal Tax Rate	Unlevered Beta
Manufacturing					
Konecranes	1.31	19%	16%	20%	1.13
Terex Corp	1.47	19%	16%	25%	1.29
Cargotec	1.36	12%	11%	20%	1.25
Alamo Group	1.08	14%	13%	25%	0.97
Hyster-Yale	1.31	47%	32%	25%	0.96
Tadano	0.98	63%	39%	23%	0.66
Palfinger AG	0.99	89%	47%	23%	0.59
Astec Industries	1.16	19%	16%	25%	1.02
Miller Industries	0.69	11%	10%	25%	0.64
Manitowoc Company	1.33	138%	58%	25%	0.66
Median	**1.23**	**19%**	**16%**	**25%**	**0.97**
Mean	**1.17**	**43%**	**26%**	**24%**	**0.92**
Rental					
United Rentals	1.58	30%	23%	25%	1.29
Ashtead Group	1.45	35%	26%	25%	1.15
WillScot Mobile Mini	0.82	53%	35%	25%	0.59
Herc Holdings	1.53	123%	55%	25%	0.80
Custom Truck One Source	1.28	266%	73%	25%	0.43
H&E Equipment Services	1.26	107%	52%	25%	0.70
Median	**1.37**	**80%**	**43%**	**25%**	**0.75**
Mean	**1.32**	**102%**	**44%**	**25%**	**0.83**
Overall Median	**1.29**	**41%**	**29%**	**25%**	**0.88**
Overall Mean	**1.23**	**65%**	**32%**	**24%**	**0.88**
Elevate	**1.17**	**68%**	**40%**	**25%**	**0.78**

P / W / P
PERELLA WEINBERG PARTNERS

Sources: Company Filings, Bloomberg, Duff & Phelps, FactSet as of 9/03/2024

Notes: (1) Bloomberg adjusted beta calculated weekly over the last two years; (2) Duff & Phelps' long term historical equity risk premium; (3) 20-year treasury rate as of 08/30/2024; (4) Size Premium of 4.80-4.72% per Duff & Phelps 10th decile (equity values in the range of $2-$230M) based on estimated equity value of ~$60M; (5) Based on S&P 500 B and BB high yield corporate bond index; (6) Elevate Beta values based on Barra beta (Bloomberg Beta 2Y weekly as of 09/03/24 is 0.46)

15

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